EXHIBIT 24

POWER OF ATTORNEY

I appoint ILEANA MCALARY, G. CHARLES GOODE, DANIEL C. PERSINGER, and
EMILY E. CANTOR, or any one or more of them, each with full power of substitution, my attorneys and agents to do any and all acts and things and to execute and file any and all instruments that such attorneys and agents, or any of them, may consider necessary or advisable to enable the undersigned (in his or her individual capacity or in a fiduciary or other capacity) to comply with the Securities Exchange Act of 1934, as amended (the "Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the preparation, execution and filing of any report or statement of beneficial ownership or changes in beneficial ownership of securities of SpartanNash Company (the "Company") that I (in my individual capacity or in a fiduciary or other capacity) may be required to file pursuant to Sections 13 or 16 of the Act including, without limitation, full power and authority to sign my name, in my individual capacity or in a fiduciary or other capacity, to any report, application or statement on Form ID, Forms 3, 4 or 5, Schedules 13D or 13G, or to any amendments or any successor form or forms adopted by the Securities and Exchange Commission ratify and confirm all that such attorneys and agents, or any of them do or cause to be done under this power. I agree that the attorneys-in-fact named may rely entirely on information furnished orally or in writing by me to such attorneys-in-fact. I agree to indemnify and hold harmless the attorneys-in-fact against any losses, claims, damages or liabilities ( or actions in respect thereof) that arise out of or are based upon any untrue statement or omission of necessary fact in the information provided by the undersigned to the attorneys-in-fact for purposes of executing, acknowledging, delivering or filing any such forms, or any amendments or any successor forms thereto, or any form or forms adopted by the Securities and Exchange Commission.

This authorization shall be in addition to all prior authorizations to act for the undersigned with respect to securities of the Company in these matters.

Signature:

Print Name: Jaymin B. Patel

Date: March 1, 2023